UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ ☐ ☒ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Assurant, Inc.

One Chase Manhattan Plaza

New York, NY 10005

April 15, 2008

NEW PROXY CARD

FOR

RECORDHOLDERS OF COMMON STOCK

To Our Stockholders:

As a result of an administrative error, the proxy cards included in the mailing of our 2008 Proxy Statement and Annual Report to Stockholders do not show the items under consideration in the proper order.

In order to ensure that your vote is properly counted, we ask that you:

1. Discard the white proxy card you previously received; and

2. Vote your shares using the white proxy card with a blue stripe enclosed with this letter.

If you have any questions about this matter, please do not hesitate to contact BNY Mellon Shareowner Services (our proxy solicitor and vote tabulator) at 877-761-3451.

Thank you for your attention to this matter and we apologize for any inconvenience we may have caused.

Assurant, Inc.